Exhibit 5.1

July 28, 2022

1271 Avenue of the Americas

New York, New York 10020-1401

Tel: +1.212.906.1200 Fax: +1.212.751.4864

www.lw.com

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Milan

Lemonade, Inc.

5 Crosby Street, 3rd Floor

New York, New York 10013

Re:	Registration Statement on Form S-8; 3,479,487 shares of common stock, par value $0.00001 per share

Ladies and Gentlemen:

We have acted as special counsel to Lemonade, Inc., a public benefit corporation organized under Delaware law (the “Company”), in connection with the preparation and filing by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) of a Registration Statement (the “Registration Statement”) on Form S-8 under the Securities Act of 1933, as amended (the “Act”), relating to the issuance of (i) up to 3,083,050 shares of common stock, $0.00001 par value per share (the “Shares”), which may be issued pursuant to the Lemonade, Inc. 2020 Incentive Award Plan (the “Lemonade 2020 Plan”) and (ii) 396,437 Shares subject to certain outstanding equity awards granted pursuant to the Metromile, Inc. 2021 Equity Incentive Plan (the “Metromile 2021 Plan”) and the Metromile, Inc. Amended And Restated 2011 Equity Incentive Plan (the “Metromile A&R 2011 Plan” and, together with the Metromile 2021 Plan and the Lemonade 2020 Plan, is defined herein as the “Plans”), which the Company assumed and converted into equity awards in respect of Shares pursuant to the Agreement and Plan of Merger, dated as of November 8, 2021, by and among the Company, Metromile, Inc., Citrus Merger Sub A, Inc., and Citrus Merger Sub B, LLC. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

July 28, 2022 Page 2

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company for legal consideration in excess of par value in the circumstances contemplated by the Plans, assuming in each case that the individual grants or awards under the Plans are duly authorized by all necessary corporate action and duly granted or awarded and exercised in accordance of the law and the Plans (and the agreements and awards duly adopted thereunder and in accordance therewith), the issue and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the General Corporation Law of the State of Delaware.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP